UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 16, 2019

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	000-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	MTSC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 16, 2019, MTS Systems Corporation (the “Company”) issued $350.0 million aggregate principal amount of 5.750% senior unsecured notes due 2027 (the “Notes”) to certain initial purchasers for resale to qualified institutional buyers, as defined in, and in reliance on, Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes were issued pursuant to an Indenture dated as of July 16, 2019 among the Company, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

The net proceeds from the offering of the Notes were approximately $344.0 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the offering of the Notes to repay all outstanding revolving loans under the Company’s revolving credit facility, to repay a portion of the amount outstanding under the Company’s term loan facility, to pay fees and expenses in connection with the foregoing and for general corporate purposes.

The Notes bear interest at a rate of 5.750% per year. Interest payments are due semi-annually each August 15 and February 15, with the first interest payment due on February 15, 2020. The maturity date of the Notes is August 15, 2027.

The Notes will be jointly and severally and fully and unconditionally guaranteed by all of the Company’s existing and future restricted subsidiaries that guarantee the Company’s existing senior secured credit facilities. The Notes and the guarantees will be the Company’s and the guarantors’ senior unsecured obligations and will rank equally in right of payment with the Company’s and the guarantors’ existing and future senior unsecured obligations. Subject to certain exceptions, future restricted subsidiaries that guarantee the Company’s senior secured credit facilities or guarantee certain other indebtedness will also guarantee the Notes. The Notes and the guarantees will be effectively subordinated to all of the Company’s and the guarantors’ secured indebtedness, including the senior secured credit facilities, to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to all existing and future liabilities of each of the Company’s existing and future subsidiaries that do not guarantee the Notes.

The Company may redeem some or all of the Notes at any time prior to August 15, 2022, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a “make-whole” premium. The premium will be the greater of (1) 1.0% of the principal amount of each Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of the Note being redeemed at August 15, 2022 plus (y) all required interest payments due on each such Note through August 15, 2022 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (ii) the outstanding principal amount of such Note.

On and after August 15, 2022, the Company may redeem some or all of the Notes at certain specified prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year                                                 Percentage
2022 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      102.875%
2023 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101.438%
2024 and thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      100.000%

In addition, at any time prior to August 15, 2022, the Company can redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.750% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the redemption and the redemption occurs within 60 days of the date of the closing of such equity offering.

If the Company experiences a Change of Control (as defined in the Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of the Company’s subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the Notes are rated at least “BBB-” by Standard & Poor’s Financial Services, LLC or at least “Baa3” by Moody’s Investors Service, Inc.

The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the Indenture or the Notes; (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; (iv) the failure to pay certain final judgments; (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On July 11, 2019, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture, dated as of July 16, 2019, by and among MTS Systems Corporation, the Guarantors (as defined therein), and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release of MTS Systems Corporation, dated July 11, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date:	July 16, 2019	By:	/s/ BRIAN T. ROSS
Brian T. Ross
Executive Vice President and Chief Financial Officer

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